Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 33-32857, 333-40363, 333-51585, 333-81351, 333-89280, 333-100224, 333-106714, 333-113723 and 333-117258 on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement Number 333-98255 on Form S-3 of: (i) our report dated April 11, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, as of January 28, 2006), relating to the financial statements and financial statement schedule of The Pep Boys—Manny, Moe & Jack and subsidiaries, and (ii) our report dated April 11, 2006 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Pep Boys—Manny, Moe & Jack for the year ended January 28, 2006.

Philadelphia, Pennsylvania
April 11, 2006